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                              Amendment No. 1 to
                                   FORM 8-A


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                         CAPSTONE CAPITAL CORPORATION
            (Exact name of registrant as specified in its charter)


                 Maryland                              63-1115479
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


   1000 Urban Center Drive, Suite 630                     35242
           Birmingham, Alabama
(Address of principal executive officers)               (Zip Code)



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

      Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
  % Subordinated Convertible                  New York Stock Exchange
Debenture due 2002


      Securities to be registered pursuant to Section 12(g) of the Act:
                                     None
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Item 1.  Description of Registrant's Securities to be Registered.

The material set forth in the section captioned "Description of the Debentures" beginning on Page S-12 in the Registrant's Preliminary Prospectus Supplement, filed with the Securities and Exchange Commission on March 4, 1996, and in the section captioned "Description of Debt Securities" beginning on Page 8 of the Prospectus incorporated in Amendment No. 3 to the Registration Statement on Form S-3 of Capstone Capital Corporation (Registration No. 33-97926), which was filed with the Securities and Exchange Commission on December 4, 1995, is incorporated herein by reference.

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                                  SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused the Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 10th day of March, 1997.

CAPSTONE CAPITAL CORPORATION


By:/s/ John W. McRoberts
   --------------------------------
   John W. McRoberts
   President and Chief Executive
      Officer


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ITEM 2. EXHIBITS

3.1 Articles of Incorporation of the Company incorporated by reference (pursuant to the provisions of Rule 12b-32) to Exhibit 3.1 to the Company's Form S-11 Registration Statement No. 33-77788, dated April 15, 1994, together with Amendment to Articles of Incorporation incorporated by reference to Exhibit 3.3 to the Company's Form S-11 Registration Statement No., 33-77788, and Amendment to Articles of Incorporation incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the Company's Form S-11 Registration Statement No. 33-77788.

3.2 Amended and Restated By-Laws of the Company incorporated by reference (pursuant to the provisions of Rule 12b-32) to Exhibit 3.2 to Amendment No. 1 to the Company's Form S-11 Registration Statement No. 33-89756, dated March 6, 1995.

4 Form of Indenture for the Subordinated Debt Securities, incorporated by reference (pursuant to the provisions of Rule 12b-32) to Exhibit 4.5 to Amendment No.2 to the Company's Form S-3 Registration Statement No. 33-97926, dated November 22, 1995.